EXHIBIT 99.1



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News Release         Ashland Logo



                                            FOR FURTHER INFORMATION:
                                            Media Relations
                                            Jim Vitak
                                            (614) 790-3715
                                            jevitak@ashland.com


                                            FOR IMMEDIATE RELEASE:
                                            March 30, 2006


ASHLAND SIGNS AGREEMENT TO ACQUIRE
DEGUSSA WATER TREATMENT BUSINESS

COVINGTON, Ky. - Ashland Inc. (NYSE: ASH) announced today that it has signed a definitive agreement to purchase the water treatment business of Degussa AG, branded under the Stockhausen name, in a transaction valued at approximately $144 million (120 million euros). Five manufacturing facilities located in Germany, China, Brazil, Russia and the United States are included in the transaction. The Degussa water treatment business posted 2005 sales of nearly $250 million.

     "This transaction demonstrates Ashland's continuing strategy to build shareholder value by expanding our products, services and geographical reach in market segments where we already compete," said James J. O'Brien, chairman and chief executive officer of Ashland. "Water management is an essential and growing part of the world economy, and the addition of the Degussa water treatment business to Ashland will help us participate in that growth."

     "This acquisition expands our technology base, product line and service levels -- strengths that already distinguish us and that we continue to build upon," said Len Gelosa, senior vice president, Water Technologies, Ashland Specialty Chemical, a division of Ashland Inc. "It also helps us develop our presence in the important BRIC nations (Brazil, Russia, India and China) where the economic future offers significant potential for growth."

     The closing, which is anticipated to take place in May 2006, is conditional upon a number of standard closing conditions, including regulatory review.

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ASHLAND SIGNS AGREEMENT TO ACQUIRE DEGUSSA WATER TREATMENT BUSINESS p.2

     Degussa Management Board Chairman Prof. Utz-Hellmuth Felcht said, "Our Water Chemicals business is an ideal strategic complement to Ashland's portfolio. We have passed our business into good hands."

     Ashland Water Technologies, a business of Ashland Specialty Chemical, is a supplier of specialty products and consulting services to the manufacturing and institutional markets through its Drew Industrial business group and a leading supplier to the global marine industry through its Drew Marine business group. Drew Industrial provides industrial, commercial and institutional water treatments, wastewater treatment, pathogen control, paint and coating additives, pulp and paper processing and mining chemistries. Drew Marine provides boiler and cooling water treatments, fuel treatments, welding, refrigeration and sealing products; and fire fighting, safety and rescue products and services.

     Ashland Specialty Chemical, a division of Ashland Inc., is a leading, worldwide supplier of specialty chemicals serving industries including adhesives, automotive, composites, metal casting, merchant marine, paint, paper, plastics, watercraft and water treatment. Visit www.ashspec.com to learn more about these operations.

     Ashland Inc. (NYSE: ASH) is a Fortune 500 chemical and transportation construction company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland's operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K for the fiscal year ended Sept. 30, 2005. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

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